Exhibit 3.23

Form 205	Certificate of Formation Limited Liability Company	This space reserved for office use.
(Revised 05/11)		FILED
In the Office of the
Submit in duplicate to: Secretary of State P.O. Box 13697		Secretary of State of Texas APR 30 2021
Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: $300		Corporations Section

Article 1 – Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

SWN Production (Ohio), LLC

The name must contain the words “limited liability company,” “limited company,” or an abbreviation of one of these phrases.

Article 2 – Registered Agent and Registered Office

(See instructions. Select and complete either A or B and complete C.)

☑  A.    The initial registered agent is an organization (cannot be entity named above) by the name of:

Southwestern Energy Company
OR

☐  B.    The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name	Suffix

C.	The business address of the registered agent and the registered office address is:

10000 Energy Drive	Spring	TX	77389
Street Address	City	State	Zip Code

Article 3—Governing Authority

(Select and complete either A or B and provide the name and address of each governing person.)

☐  A.    The limited liability company will have managers. The name and address of each initial manager are set forth below.

☑  B.    The limited liability company will not have managers. The company will be governed by its members, and the name and address of each initial member are set forth below.

GOVERNING PERSON 1
NAME (Enter the name of either an individual or an organization, but not both.)
IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION

Southwestern Energy Company
Organization Name
ADDRESS

10000 Energy Drive	Spring		TX	USA	77389
Street or Mailing Address	City		State	Country	Zip Code

GOVERNING PERSON 2
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION
Organization Name
ADDRESS

Street or Mailing Address	City		State	Country	Zip Code

GOVERNING PERSON 3
NAME (Enter the name of either an individual or an organization, but not both.) IF INDIVIDUAL
First Name	M.I.	Last Name			Suffix
OR
IF ORGANIZATION
Organization Name
ADDRESS
Street or Mailing Address	City		State	Country	Zip Code

Article 4 – Purpose

The purpose for which the company is formed is for the transaction of any and all lawful purposes for which a limited liability company may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

SWN Production (Ohio), LLC is being formed pursuant to a plan of conversion. The name and mailing address of the converting entity are as follows: Eclipse Resources I, LP, 10000 Energy Drive, Spring, Texas 77389, Eclipse Resources I, LP is a Delaware limited partnership formed on January 20, 2011.

Organizer

The name and address of the organizer:

Southwestern Energy Company
Name

10000 Energy Drive	Spring	TX	77389
Street or Mailing Address	City	State	Zip Code

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned affirms that the person designated as registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.

Date: April 30, 2021

/s/ Chris Lacy
Signature of organizer

Chris Lacy
Printed or typed name of organizer

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